UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 27, 2011
ITC HOLDINGS CORP.

(Exact name of Registrant as Specified in its Charter)

Michigan	001-32576	32-0058047

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27175 Energy Way
Novi, Michigan	48377

(Address of Principal Executive Offices)	(Zip Code)
(248) 946-3000
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Sales Agency Financing Agreement
On July 27, 2011, ITC Holdings Corp. (the “Company”) entered into a Sales Agency Financing Agreement (the “Agreement”) with Deutsche Bank Securities Inc. (“Deutsche Bank”). Under the terms of the Agreement, the Company has the option to issue and sell shares of the Company’s common stock, without par value (the “Shares”), from time to time, up to an aggregate sales price of $250,000,000, with no requirement or obligation to sell any of the Shares. The term of the Agreement will be for a period of up to three years. Deutsche Bank will act as the Company’s agent in connection with any offerings of Shares under the Agreement. The Company previously entered into a similar sales agency financing agreement that expired on June 27, 2011.
The Shares may be offered in one or more selling periods. Any Shares sold under the Agreement will be offered at market prices prevailing at the time of sale. Moreover, the Company shall specify to Deutsche Bank (i) the aggregate selling price of the Shares to be sold during each selling period and (ii) the minimum price below which sales may not be made. The Company will pay Deutsche Bank a commission equal to a mutually agreed rate, not to exceed 2.0% of the sales price of all Shares sold through it as agent under the Agreement plus its reasonable documented out-of-pocket expenses (including fees and expenses of Deutsche Bank’s counsel).
The Shares will be issued pursuant to the Company’s automatic shelf registration statement (the “Registration Statement”) on Form S-3 (File No. 333-163716) filed on December 14, 2009 with the Securities and Exchange Commission (the “SEC”).
The Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference; the description of the material terms of the Agreement is qualified in its entirety by reference to that exhibit. For a more detailed description of the Agreement, see the disclosure under the caption “Plan of Distribution” contained in the Company’s prospectus supplement, dated July 27, 2011 (the “Prospectus Supplement”), to the prospectus dated December 14, 2009 (the “Prospectus”), as previously supplemented. The Prospectus Supplement, the Prospectus and all other supplements to the Prospectus have been filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, which disclosure is hereby incorporated by reference. The Agreement is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.
Deutsche Bank and its affiliates have provided in the past to the Company and its affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for the Company and its affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, Deutsche Bank and its affiliates may effect transactions for their own accounts or the accounts of customers, and hold on behalf of themselves or their customers, long or short positions in the Company’s debt or equity securities or loans, and may do so in the future. An affiliate of Deutsche Bank is a lender to the Company under the Company’s revolving credit facility and the revolving credit facilities of its subsidiaries and may receive a portion of any amounts repaid from the proceeds from the issuance and sale of Shares under the Agreement.
Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit No.	Description
1.1	Sales Agency Financing Agreement, dated July 27, 2011, between ITC Holdings Corp. and Deutsche Bank Securities Inc.

     SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC HOLDINGS CORP.
By:	/s/ Daniel J. Oginsky
	Name:	Daniel J. Oginsky
	Title:	Senior Vice President and General Counsel

July 27, 2011